August 24, 2004

Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

                             Resolve Staffing, Inc.

We agree with statements made in the following sections under Item 4 in the Form 8 K Report of Resolve Staffing, Inc. dated August 24, 2004:

      o     The second paragraph
      o     The first sentence of the third paragraph
      o     The last sentence of the fourth paragraph

We are unable to agree or disagree with the remainder of the statements made in
Item 4 of that Form 8 K report

                                               Very truly yours,

                                               /s/ Aidman, Piser & Company, P.A
                                               --------------------------------
                                               Aidman, Piser & Company, P.A